EXHIBIT 99.4

FINANCIAL STATEMENTS

OF

THE BERKSHIRE GAS COMPANY

AS OF JUNE 30, 2015 AND DECEMBER 31, 2014 AND
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015 AND 2014

(UNAUDITED)

TABLE OF CONTENTS

Page Number
Financial Statements:

Statement of Income for the three and six months ended June 30, 2015 and 2014	3

Balance Sheet as of June 30, 2015 and December 31, 2014	4

Statement of Cash Flows for the six months ended June 30, 2015 and 2014	6

Statement of Changes in Shareholder’s Equity	7

THE BERKSHIRE GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Operating Revenues	$11,097	$14,289	$52,196	$57,397

Operating Expenses
Operation
Natural gas purchased	2,425	5,715	21,779	29,219
Operation and maintenance	6,250	5,422	13,202	12,250
Depreciation and amortization	2,264	2,033	4,892	4,485
Taxes - other than income taxes	832	775	1,669	1,517
Total Operating Expenses	11,771	13,945	41,542	47,471
Operating Income (loss)	(674)	344	10,654	9,926

Other Income and (Deductions), net	175	206	429	153

Interest Charges, net
Interest on long-term debt	842	869	1,684	1,740
Other interest, net	(2)	(1)	(2)	1
	840	868	1,682	1,741
Amortization of debt expense and redemption premiums	32	34	62	63
Total Interest Charges, net	872	902	1,744	1,804

Income (Loss) Before Income Taxes	(1,371)	(352)	9,339	8,275

Income Taxes	(831)	(149)	3,665	3,250

Net Income (Loss)	$(540)	$(203)	$5,674	$5,025

THE BERKSHIRE GAS COMPANY
STATEMENT OF COMPREHENSIVE INCOME
(In Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net Income (Loss)	$(540)	$(203)	$5,674	$5,025
Other Comprehensive Income (Loss)	(8)	4	-	8
Comprehensive Income (Loss)	$(548)	$(199)	$5,674	$5,033

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	June 30, 2015	December 31, 2014
Current Assets
Unrestricted cash and temporary cash investments	$16,936	$6,734
Accounts receivable less allowance of $1,658 and $1,381, respectively	8,822	12,217
Unbilled revenues	459	5,516
Current regulatory assets	4,295	6,496
Natural gas in storage, at average cost	1,625	3,935
Materials and supplies, at average cost	933	968
Other	2,421	1,720
Total Current Assets	35,491	37,586

Other Investments	947	1,027

Net Property, Plant and Equipment	134,075	131,321

Regulatory Assets	36,281	37,823

Deferred Charges and Other Assets
Unamortized debt issuance expenses	795	857
Goodwill	51,933	51,933
Other	606	54
Total Deferred Charges and Other Assets	53,334	52,844

Total Assets	$260,128	$260,601

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	June 30, 2015	December 31, 2014
Current Liabilities
Current portion of long-term debt	$2,393	$2,393
Accounts payable	2,271	10,466
Accrued liabilities	2,287	3,509
Current regulatory liabilities	3,526	-
Deferred income taxes	-	1,439
Interest accrued	862	862
Taxes accrued	11,147	8,898
Total Current Liabilities	22,486	27,567

Deferred Income Taxes	25,948	25,942

Regulatory Liabilities	29,966	28,910

Other Noncurrent Liabilities
Pension accrued	9,081	9,036
Environmental remediation costs	4,105	4,105
Other	7,057	7,062
Total Other Noncurrent Liabilities	20,243	20,203

Commitments and Contingencies

Capitalization
Long-term debt	45,230	45,698

Common Stock Equity
Paid-in capital	106,095	106,095
Retained earnings	10,170	6,196
Accumulated other comprehensive loss	(10)	(10)
Net Common Stock Equity	116,255	112,281

Total Capitalization	161,485	157,979

Total Liabilities and Capitalization	$260,128	$260,601

THE BERKSHIRE GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2015	2014
Cash Flows From Operating Activities
Net income	$5,674	$5,025
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,954	4,548
Deferred income taxes	(2,805)	(3,192)
Pension expense	654	552
Regulatory activity, net	6,455	3,371
Other non-cash items, net	278	499
Changes in:
Accounts receivable, net	3,174	(2,354)
Unbilled revenues	5,057	5,190
Prepayments	16	1,912
Natural gas in storage	2,310	1,119
Accounts payable	(8,450)	(425)
Interest accrued	-	(38)
Taxes accrued/refundable, net	2,212	5,835
Accrued liabilities	(1,222)	(4,026)
Accrued pension	(609)	1,749
Other assets	(518)	(2,032)
Other liabilities	(2)	1,432
Total Adjustments	11,504	14,140
Net Cash provided by Operating Activities	17,178	19,165

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(5,276)	(3,810)
Net Cash used in Investing Activities	(5,276)	(3,810)

Cash Flows from Financing Activities
Payment of common stock dividend	(1,700)	(2,600)
Net Cash used in Financing Activities	(1,700)	(2,600)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	10,202	12,755
Balance at beginning of period	6,734	6,890
Balance at end of period	$16,936	$19,645

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$428	$59

THE BERKSHIRE GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
June 30, 2014
(Thousands of Dollars)
(Unaudited)

	Common Stock		Paid-in	Retained	Accumulated Other Comprehensive
	Shares	Amount	Capital	Earnings	Income (Loss)	Total
Balance as of December 31, 2014	100	$-	$106,095	$6,196	$(10)	$112,281

Net income				5,674		5,674
Payment of common stock dividend				(1,700)		(1,700)
Balance as of June 30, 2015	100	$-	$106,095	$10,170	$(10)	$116,255